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                                                                   EXHIBIT 10.5

                           TRADEMARK LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement") dated October 23, 1998, ("Effective Date") between SurgiJet, Inc., a California corporation ("COMPANY"), and VisiJet, Inc., a California corporation (the "LICENSEE").

         WHEREAS, COMPANY is the owner of and has the right trademarks and trade names relating to products and services of COMPANY which are identified in EXHIBIT A (the "TRADEMARKS") attached hereto.

         WHEREAS, COMPANY and LICENSEE are parties to various agreements and arrangements whereby LICENSEE is granted the right to develop and market certain products owned by COMPANY.

         WHEREAS, COMPANY and LICENSEE each desire LICENSEE to have the right to utilize the TRADEMARKS in under certain terms and conditions in furtherance of the business relationship of the parties.

         NOW, THEREFORE, and in consideration of the covenants herein contained, the parties agree as follows:

1.       TRADEMARKS

         1.1 During the term of this Agreement, COMPANY hereby grants and LICENSEE hereby accepts an Exclusive (as defined herein), non-transferable license (including the right to sublicense as further set forth in this Agreement) in association with the ongoing business relationship of the COMPANY and the LICENSEE within the Licensed Field of Use and the Licensed Territory, as those terms are defined herein.

         1.2 Unless earlier terminated as provided in this Agreement, this Agreement shall be in force for a term commencing as of the Effective Date and ending on the first to occur of the following:

                  (a) as to any individual TRADEMARK, the expiration of this Agreement for any reason.

                  (b) as to all TRADEMARKS, the termination of this Agreement for any reason.

         1.3 COMPANY is responsible for maintaining all registration covering the TRADEMARKS and renewing the registrations as required, except that all costs therefor during the term of this Agreement shall be borne by the LICENSEE.

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         1.4 LICENSEE agrees that COMPANY is the exclusive owner of the
TRADEMARKS and all the goodwill attached thereto and that COMPANY shall retain full rights to the TRADEMARKS, all registrations granted thereon and the goodwill associated therewith. LICENSEE shall have no rights, other than rights granted herein, to the TRADEMARKS or any confusingly similar variation thereof. LICENSEE agrees, at the request of COMPANY to execute any and all papers and documents necessary to preserve and extend the trademark rights relating to the TRADEMARKS, including any Registered User Agreements and any documents required by governmental authorities to show the relationship between LICENSEE and COMPANY.

         1.5 LICENSEE agrees not to seek registration or to claim ownership of any TRADEMARKS, or of confusingly similar trademarks or trade names.

         1.6 LICENSEE shall operate its business in accordance with the standards and requirements of quality and production necessary to produce products of the same quality as products manufactured and sold elsewhere by COMPANY, or otherwise set forth by the COMPANY in writing. COMPANY shall have the right to inspect, at reasonable times, including business hours, the premises of LICENSEE to assure the nature and quality of all products associated with TRADEMARKS.

2.       DEFINITIONS

         2.1 "Net Sales" means the gross revenue derived by LICENSEE and/or its sublicensees from any products utilizing the TRADEMARKS, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted), less the following items but only insofar as they actually pertain to the disposition of such products by LICENSEE or its sublicensees, are included in such gross revenue, and are separately billed:

                  (a) Import, export, excise and sales taxes, and custom duties;

                  (b) Costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;

                  (c) Costs of installation at the place of use; and

                  (d} Credit for returns, allowances, or trades.

         2.2 "Licensed Field of Use" means the medical and surgical fields related to ophthalmological applications.

         2.3 "Licensed Territory" means the territory set forth is EXHIBIT B attached hereto.

         2.4 "Exclusive" means that, subject to any provisions to the contrary in this Agreement, COMPANY shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.

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3.       ROYALTIES

         3.1 As consideration for the license granted hereunder, LICENSEE shall pay to COMPANY earned royalties on Net Sales as follows: two percent (2%) of the Net Sales for such period of time equal to the duration of the license contemplated under this Agreement (the "Running Royalties"). All Running Royalties shall be paid by LICENSEE to COMPANY on or before 45 days after March 31st, June 30th, September 30th and December 31st of each calendar year of the license contemplated in this Agreement, and shall be submitted together with a statement of Running Royalties for each such applicable period setting forth the calculation thereof.

         3.2 Running Royalties on sales is currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. All royalty payments to COMPANY shall be in U.S. Dollars. All non U.S. taxes related to royalty payments shall be paid by LICENSEE and are not deductible from the payments due COMPANY.

         3.3 In the event of any sublicense pursuant to Article 7 herein, LICENSEE shall pay to COMPANY one-half of all royalties received by LICENSEE from its sublicensees in excess of that which is payable to COMPANY pursuant to this Article 3. LICENSEE may retain the remainder of such income from sublicensees.

3A.      ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

         3A.1 Beginning with the fast sale of any products utilizing the TRADEMARKS, LICENSEE shall make quarterly written reports (even if there are no sales) and Running Royalty payments to COMPANY on the dates set forth in Article
3. The reports shall be in a form of mutually agreeable to the parties and shall state the number, description, and aggregate Net Sales of Licensed Products during such completed calendar quarter, and resulting calculation pursuant to
Article 3 of the Running Royalty payment due COMPANY for such completed calendar quarter. Concurrent with the making of each such report, LICENSEE shall include the payment due COMPANY for the Running Royalty for the calendar quarter covered by such report.

         3A.2 LICENSEE agrees to keep and maintain records for a period of three
(3) years showing the manufacture, sale, use, and other disposition of produce sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers, serial numbers, and related information in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books. and records to be examined by COMPANY from time to time to the extent necessary to verify the reports provided for in Paragraph 3A.1. Such examination is to be made by COMPANY or its designee, at the expense of COMPANY, except in the event that the results of the audit reveal as under-reporting of royalties due COMPANY of five percent (5%) or more, then the audit costs shall be paid by LICENSEE.

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4.       TERMINATION

         4.1 LICENSEE may terminate this Agreement only by giving COMPANY notice, in writing at least thirty (30) days in advance of the effective date of the proposed termination selected by LICENSEE, of good cause for termination of the Agreement, and COMPANY fails to remedy any such cause within thirty (30) days after such notice. For the purposes of this Section 4.1, the term "good cause" shall mean the failure or breach of any representation or warranty made by COMPANY in Article 5 of this Agreement, with the exception that LICENSEE shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge before the effective date of this Agreement.

         4.2 COMPANY may terminate this Agreement if LICENSEE:

                  (a) Is in default in payment of royalty or providing of reports;

                  (b) Becomes a bankrupt or is insolvent;

                  (c) Is in breach of any provisions hereof; or

                  (f) Provides any false report;

and LICENSEE fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by COMPANY.

         4.3 Surviving any termination are:

                  (a) LICENSEE'S obligation to pay royalties accrued or accruable;

                  (b) Any cause of action or claim of LICENSEE or COMPANY, accrued or to accrue, because of any breach or default by the other party; and

                  (c) All of LICENSEE'S covenants and agreements contained herein with respect t:o confidentiality and secrecy.

         4.4 In the event of Expiration or Termination of this Agreement by either party, for any cause whatsoever, LICENSEE agrees to immediately:

                  (1) Stop the use of TRADEMARKS on products;

                  (2) Stop the use of TRADEMARKS on all business papers, advertising, catalogs or other documents of trade or record.

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5.       WARRANTIES

         5.1 Standing. COMPANY represents that it is a corporation duly organized, validly existing, and in good standing under the laws of the State o California, with all corporate powers necessary to own its assets and property and to carry on its business as so owned and conducted.

         5.2 Authority. COMPANY represents and warrants that it has full power and authority to execute and deliver this Agreement, to grant the license granted herein and to perform its obligations hereunder.

         5.3 Negation of Warranties. Nothing in this Agreement is or shall be construed as:

                  (a) A warranty or representation by COMPANY as to the validity of any TRADEMARK;

                  (b) A warranty or representation that the use of any TRADEMARKS on anything made, used, sold, or otherwise disposed of by LICENSEE will be free from infringement or dilution of trade names or trademarks, copyrights, and other rights of third parties; or

                  (c) An obligation to bring or prosecute actions or suits against third parties for infringement; except to the extent and in the circumstances described in Article 6 of this Agreement.

         5.2 Except as expressly set forth in this Agreement, COMPANY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE TRADEMARKS WILL NOT INFRINGE ANY COPYRIGHT, TRADENAME, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

6.       INFRINGEMENT BY OTHERS:  PROTECTION OF TRADEMARKS

         6.1 In the event that either party learns of facts which it concludes might constitute as infringement, dilution, or any other violation of any of the TRADEMARKS by any third party during the term of this Agreement, the party learning of such facts shall promptly notify the other party in writing, setting forth such facts and the basis for its conclusion, and shall include with such notice any other reasonably available evidence is support thereof.

         6.2 LICENSEE shall have the obligation to take all appropriate action against the infringing party and LICENSEE shall pay all costs and expenses (including without limitation attorneys' fees and costs of investigation and experts) incurred in connection with such action. Any legal counsel engaged by LICENSEE shall be reasonably satisfactory to COMPANY. COMPANY, at LICENSEE's expense, shall have the right to participate in, and, to the extent that it may wish, to jointly assume the prosecution of such action with counsel reasonably satisfactory to LICENSEE. LICENSEE shall obtain the consent of COMPANY prior to settling any such action. If LICENSEE shall fail to take all appropriate action

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as specified hereunder, then COMPANY shall have the right to take such action and LICENSEE shall pay or reimburse COMPANY for all costs and expenses (including without limitation attorneys' fees and costs of investigation and experts) incurred in connection with such action.

         6.3 Any proceeds from any settlement or judgment of any infringement, claim, action, suit or proceeding brought by LICENSEE shall be allocated and/or paid within thirty (30) days of receipt thereof as follows: (i) first to reimburse LICENSEE (and COMPANY, pari passu to the extent that it has not otherwise been reimbursed for attorneys' fees, costs and expenses incurred in connection with the prosecution of such infringement) for attorneys' fees and other costs and expenses reasonably incurred in connection with the prosecution or other efforts to terminate the infringement pursuant to the terms of this Agreement; and (ii) thereafter, the remainder shall be divided equally between the parties.

         6.4 Any equitable relief, including, without limitation declaratory and injunctive relief, whether or not obtained in conjunction with the recovery of monetary damages, shall inure to the benefit of both COMPANY and LICENSEE.

         6.5 Notwithstanding any provision of this Article 6, in the event any infringement action, suit or proceeding is brought hereunder by ether party to enforce any rights in or to the Devices or the Technology, each party, if legally necessary, shall, upon the written request of the other party, be named, joined and participate therein as a nominal plaintiff.

7.       SUBLICENSES

         7.1 LICENSEE may grant sublicenses during the term of the license of any TRADEMARK contemplated hereunder as set forth herein and only pursuant to express written consent of COMPANY, such written consent not o be unreasonably withheld.

         7.2 If LICENSEE is unable or unwilling to serve or develop a potential market or market territory for products utilizing any TRADEMARKS and for which there are willing sublicensees, LICENSEE will, at COMPANY'S request, negotiate in good faith all necessary sublicenses hereunder.

         7.3 Any sublicenses granted by LICENSEE under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:

                  (a) Sublicense terms and conditions shall reflect that any sublicensees shall not further sublicense; and

                  (b) The royalty rate specified in the sublicenses may be at a higher rate than the rate in this Agreement. Any such sublicenses also shall expressly include the provisions of Articles 5 and 8 of this Agreement for the benefit of the COMPANY and provide for the transfer of all obligations, including the payment of royalties specified in such sublicenses, to COMPANY, its designee, in the event that this Agreement is terminated.

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         7.4 LICENSEE agrees to provide COMPANY a copy of any sublicense granted pursuant to this Article 7.

8.       INDEMNITY AND INSURANCE

         8.1 LICENSEE agrees to indemnify, hold harmless, and defend COMPANY and its respective directors, officers, employees, consultants and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of products utilizing the TRADEMARKS by LICENSEE or its sublicensees, o:r their customers.

         8.2 COMPANY shall not be liable for any indirect, spacial, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contractor or otherwise. COMPANY shall not have any responsibilities or liabilities whatsoever with respect to the TRADEMARKS or any products utilizing the TRADEMARKS.

         8.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

         8.4 In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carriers to cover the activities of LICENSEE and its sublicensees. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At COMPANY's request, LICENSEE shall furnish a Certification of Insurance evidencing primary coverage and requiring thirty (30) days prior written notice of cancellation or material change to COMPANY. LICENSEE shall advise COMPANY, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of COMPANY shall be excess and non-contributory.

9.       MARKING

Whenever LICENSEE uses the TRADEMARKS in advertizing, packaging, affixing to product or in any other manner, LICENSEE shall clearly indicate the COMPANY's ownership of the TRADEMARKS. LICENSEE shall provide COMPANY with samples of all literature, packages, labels and labeling prepared by the LICENSEE containing the TRADEMARKS. When using the TRADEMARKS under this Agreement, LICENSEE shall comply with all laws of the United States and of the states where the Products are marketed, and LICENSEE shall mark all products utilizing the TRADEMARKS (or their containers or labels) which are made, sold or otherwise of by it in such a manner as is required to protect or preserve COMPANY's rights to the TRADEMARKS under applicable law and/or as is customary in the market for the products.

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8.       NOTICES

         All notices under this Agreement shall be deemed to have ben fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

                  To COMPANY:       SurgiJet, Inc.
                                    34-B Mauchly Street
                                    Irvine, CA  92718


                  To LICENSEE:      VisiJet, Inc.
                                    34-B Mauchly Street
                                    Irvine, CA  92718

         Either party may change its address upon written notice to the other party.

9.       ASSIGNMENT

         This Agreement may not be assigned.

10.      ARBITRATION

         10.1 Any controversy arising under or related to this Agreement, and any disputed claim by either parry against the other under this Agreement excluding any dispute relating to patent validity or infringement wising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the Americas Arbitration Association.

         10.2 Upon request by either parry, arbitration will be by third party arbitrator mutually agreed upon in writing by LICENSEE and COMPANY within thirty
(30) days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and non-appealable and may be entered in any court having jurisdiction thereof.

         10.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

         10.4 Any arbitration shall be held at the place then designated by the COMPANY, California, unless the parties hereto mutually agree in writing to another place.

11.      CONSTRUCTION

         11.1 This Agreement shall be governed by the laws of the United States and of the state of California applicable to agreements negotiated, executed and performed wholly within California

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         11.2 The failure of COMPANY to enforce at any time any of the provisions of this Agreement; or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provisions, rights, or elections or in any way to affect the validity of this Agreement.

         11.3 It is mutually agreed that this Agreement contains the entire Agreement between the parties hereto applying to the matters herein contain, and that the same has been entered into in reliance upon only the provision contained herein and not upon any representations by either of the parties; that this Agreement shall supersede all representations, agreements, statements and understandings relating to such matters made prior to execution of this Agreement, and that this Agreement can only be amended by an Agreement in writing executed by all of the parties hereto.

         11.4 The rule of construction that as agreement shall be interpreted against the drafting party shall not apply to this Agreement. In this Agreement, whenever the context so requires, the masculine, feminine or neuter gender, and the singular or plural number or tense, shall include the others.

12.      RELATIONSHIP OF PARTIES

         Each party shall conduct all business in such party's own name as an independent contractor. No joint venture, partnership, employment, agency or similar arrangement is hereby created between the parties. Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect whatsoever.

13.      SEVERABILITY

         If any :provision of this Agreement is determined to be ill otherwise unenforceable by a court of competent jurisdiction, the necessary to make such provision and/or this Agreement legal, valid or otherwise enforceable, such provision shall be limited, construed or severed and deleted from this Agreement, and the remaining portion of such provision and the remaining other provisions hereof shall survive, remain in full force and effect and continue to be binding, and shall be interpreted to give effect to the intention of the parties insofar as that is possible.

14.      AMENDMENT AND WAIVER

         Neither this Agreement nor any of its provisions may be amended, changed, modified or waived except in a writing duly executed by the party to be bound thereby.

15.      FURTHER ASSURANCES

         The parties shall execute any and all additional documents and instruments and shall take any and all other actions necessary or desirable to carry out the intent and purposes of this Agreement.

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16.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be as original but all of which shall together shall constitute one and the same agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officer or representatives.

SURGIJET, INC.


By: /S/ REX E. DOHERTY
    ------------------
Name: Rex E. Doherty
Title: Chairman


VISIJET, INC.


By: /S/ REX E. DOHERTY
    ------------------
Name: Rex E. Doherty
Title: President

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                                    EXHIBIT A
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TRADEMARKS OF SURGIJET, INC.:
-----------------------------



Hydrokeratome (R)

Pulsatome (R)

VisiJet (R)

OcuJet (R)


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                                    EXHIBIT B
                                    ---------


         The Licensed Territory is worldwide.